Item 77C – Exhibit 1

DREYFUS NEW YORK AMT-FREE MUNICIPAL MONEY MARKET FUND

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus New York AMT-Free Municipal Money Market Fund (the “Fund”) was held on February 12, 2010. Out of a total of 335,314,103.740 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 173,200,538.910 were represented at the Meeting, in person or by proxy. The following matters were duly approved by the holders of the Fund’s outstanding Shares as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                  133,245,084.250        28,322,318.430             11,633,136.230

2.             To approve amending the Fund’s policy regarding lending:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                               132,948,947.980        29,223,268.320 11,028,322.610

3.    To permit investment in other investment companies.

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                               129,797,222.730         12,744,123.750               30,659,192.430

Item 77C – Exhibit 2

DREYFUS NEW YORK AMT-FREE MUNICIPAL MONEY MARKET FUND

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus New York AMT-Free Municipal Money Market Fund (the “Fund”) was held on December 28, 2009. Out of a total of 335,314,103.740 of the Fund’s shares (“Shares”) entitled to vote at the Meeting, a total of 143,317,760.200  were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

3.             To approve amending the Fund’s policy regarding borrowing:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                   107,408,020.130       27,379,917.430             8,529,822.640

4.             To approve amending the Fund’s policy regarding lending:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                107,090,131.260        28,280,867.320               7,946,761.620

3.    To permit investment in other investment companies.

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                104,097,750.290        29,553,383.150               9,666,626.760

               Because the requisite number of votes had not been received as of December 28, 2009, the Meeting was adjourned until February 12, 2010.